Exhibit 99.1

745 Seventh Avenue New York, NY 10019 United States

June 10, 2013

CONSENT OF BARCLAYS CAPITAL INC.

We hereby consent to (i) the inclusion of our opinion letter, dated February 13, 2013, to the Board of Directors of US Airways Group, Inc. (the “Company”), as an Annex to the proxy statement/prospectus that forms a part of the Registration Statement on Form S-4 of AMR Corporation (“AMR”), as filed by AMR on April 15, 2013 and amended by Amendment No. 1 to the Registration Statement on Form S-4 of AMR, as filed by AMR on May 20, 2013, Amendment No. 2 to the Registration Statement on Form S-4 of AMR, as filed by AMR on June 3, 2013, and Amendment Nos. 3 and 4 to the Registration Statement on Form S-4 of AMR, as filed by AMR on June 10, 2013 (as amended, the “Registration Statement”), relating to the proposed business combination transaction between the Company and AMR and (ii) the references in the Registration Statement to such opinion and our firm in the Registration Statement under the headings Summary—Opinion of US Airways Group’s Financial Adviser, Glossary, Risk Factors—Risk Factors Relating to the Merger, The Merger–Background of the Merger, The Merger—Recommendation of US Airways Group’s Board of Directors with Respect to the Merger Agreement and Its Reasons for the Merger, The Merger—Opinion of US Airways Group’s Financial Adviser and The Merger–General Information regarding Forecasts and Expected Synergies.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations adopted by the U.S. Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the U.S. Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

Very truly yours,

BARCLAYS CAPITAL INC.

By:	/s/ Lawrence Hamdan
Name: Lawrence Hamdan Title: Managing Director Executive Chairman, Global M&A